Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated as indicated on the attached Schedule A relating to the financial statements and financial highlights of the funds listed on the attached Schedule A, one fund a series of Eaton Vance Mutual Funds Trust and the other fund a series of Eaton Vance Special Investment Trust (each a “Trust”), appearing in the Annual Report on Form N-CSR of the respective Trust and their respective year end, and to the references to us under the headings “Global Small-Cap Fund Financial Highlights”, “Global Small-Cap Equity Fund Financial Highlights” and “Experts” in the Proxy Statement/Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 29, 2018

Schedule A

Eaton Vance Special Investment Trust
Fund Name: Eaton Vance Global Small-Cap Fund
Report Date	Year End:
February 17, 2017	December 31, 2016

Eaton Vance Mutual Funds Trust
Fund Name: Eaton Vance Tax-Managed Global Small-Cap Fund
Report Date	Year End:
December 19, 2017	October 31, 2017